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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           _________________________

                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 March 2, 2001
                          -------------------------
                       Date of Report (Date of earliest
                                event reported)

                              IMMUNEX CORPORATION
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

       Washington                     0-12406                     51-0346580
---------------------------- ------------------------       --------------------
(State or Other Jurisdiction   (Commission File No.)            (IRS Employer
  of Incorporation)                                          Identification No.)

                 51 University Street, Seattle, Washington 98101
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(Address of Principal Executive Offices)                         (Zip Code)

                                (206) 587-0430
--------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                                      None
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events

     On March 2, 2001, Immunex entered into a seven and one-half year lease to fund the initial phase of its new research and technology center, known as the Helix Project. The lease will be classified as an operating lease for financial reporting purposes. The project will be constructed on 29 acres of land in Seattle, Washington, which is owned by Immunex and is ground leased to the lessor for the term of the lease. Upon completion, the project will consist of facilities totaling approximately 1.1 million gross square feet. The terms of the lease provide for 30 months in which to construct the project. The lessor will lease the completed project to Immunex for a minimum of five years. The funds used by the lessor for construction of the project will come from the sale of commercial paper and/or from borrowings from a syndicate of commercial banks, and will not exceed $750 million. Payments under the lease are based on commercial paper rates and/or a spread over the London Interbank Offered Rate applied to the outstanding borrowed funds for construction of the project. Immunex has the ability to purchase the project at any time prior to the expiration of the lease for the then-remaining lease balance, and may, at its option, remarket the project prior to the end of the lease. The then-remaining lease balance would be equal to the outstanding amount of the lessor's financing of project costs. Upon the occurrence of particular events, Immunex may be required to purchase the project from the lessor for the then-remaining lease balance. Immunex has guaranteed a portion of the payment and performance of the lessor under its borrowing of the construction costs with respect to the project. Under the terms of the financing, Immunex will be required to post, as collateral for Immunex's obligations under the guarantee, investment securities worth 102% (up to $765 million) of funds borrowed by the lessor. The investment securities are restricted as to their withdrawal and will be classified as non-current restricted cash on Immunex's balance sheet until such assets are available to be released from the collateral.

     This summary is qualified in its entirety by reference to exhibits filed with this current report.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

     10.1 Lease, dated as of March 2, 2001, by and between Immunex Real Estate Trust 2001 as Lessor and Immunex Corporation as Lessee.
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     10.2   Guarantee, dated as of March 2, 2001, by and among Immunex
     Corporation, Immunex Manufacturing Corporation, Immunex Real Estate Trust 2001, Immunex Funding Corp. and various financial institutions.

     10.3 Agency Agreement, dated as of March 2, 2001, by and between Immunex Real Estate Trust 2001 and Immunex Corporation.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             IMMUNEX CORPORATION

Dated: March 2, 2001                         By       /s/ Barry G. Pea
                                               --------------------------------
                                             Name: Barry G. Pea
                                             Its: Senior Vice President, General
                                             Counsel and Secretary

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                                 EXHIBIT INDEX


Exhibit Number     Description
--------------     -----------

   10.1 Lease, dated as of March 2, 2001, by and between Immunex Real Estate Trust 2001 as Lessor and Immunex Corporation as Lessee.

   10.2 Guarantee, dated as of March 2, 2001, by and among Immunex Corporation, Immunex Manufacturing Corporation, Immunex Real Estate Trust 2001, Immunex Funding Corp. and various financial institutions.

   10.3 Agency Agreement, dated as of March 2, 2001, by and between Immunex Real Estate Trust 2001 and Immunex Corporation.